EXHIBIT 10.8



                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made as of the 13th day of June 2002, by and between OmniComm Systems, Inc., a Delaware corporation (the "Company"), and Dr. David Ginsberg ("Ginsberg" and collectively with OmniComm, the "Parties").

         WHEREAS, the Parties believe that it is in the best interests of the Company for Ginsberg to relinquish his role as CEO and director of the Company and assume the role of a medical consultant to the Company; and

         WHEREAS, the Company and Ginsberg have reached certain agreements with regard to this transition and desire to set forth their agreements and understanding in a definitive agreement.

         NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         1. Ginsberg hereby resigns as CEO and as a director of the Company's Board of Directors (the "Board"), effective immediately. Ginsberg is hereby appointed as principal medical consultant to the Board and President of the Company's Medical Advisory Board. Such appointment shall be for a term of one year from the date hereof, extendable upon mutual agreement of the Parties. Ginsberg shall devote approximately six days per month (1-1/2 days per week on average) to performing advisory and consulting activities for the Company. Ginsberg shall at all times report to the Board and his activities shall at all times be subject to the Board's direction and control. Ginsberg shall have no authority to enter into any contracts binding upon the Company, or to create any obligations on the part of the Company, except such as shall be specifically authorized by the Board in writing. The services to be rendered hereunder by Ginsberg can be rendered at the Company's facility or other location(s) as the parties hereto reasonably agree.

         2. In consideration of rendering services and providing agreements hereunder Ginsberg will receive $250,000 annually, payable in monthly installments in accordance with the Company's current payroll practices. In addition, the Company shall continue to make available to Ginsburg (a) health insurance through May 31, 2003 at the Company's expense and (b) dental insurance through May 31, 2003 at Ginsburg's expense. After May 31, 2003, the Company shall offer Ginsberg to continue such benefits with COBRA, in accordance with applicable laws.

         3. As Ginsberg will no longer be CEO or a director of the Company, Ginsberg shall relinquish all his rights, title and interest to stock options for the purchase of 1,190,000 shares of Common Stock of the Company ("Stock Options"), issued in his name, vested and non-vested. Ginsberg hereby represents and warrants that he has not endorsed, sold, delivered, gifted, pledged, transferred, assigned, hypothecated or otherwise encumbered the Stock Options to any third party at any time. Ginsberg acknowledges that the Company is relying upon these representations in entering into this Agreement. Notwithstanding the foregoing, the parties agree

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and understand that Ginsberg owns and will continue to own after the execution, delivery and performance of this Agreement the following securities in the
Company: 136,756 shares of Common Stock, 10,000 shares of Series B Convertible Preferred Stock and warrants to purchase up to 400,000 shares of Common Stock at $0.25 per share. The execution, delivery and performance of this Agreement shall not affect Ginsberg's ownership of or rights in the securities described in the immediately preceding sentence.

         4. In the event that the Company and/or its shareholders consummate a transaction with a third party resulting in the sale, merger, consolidation, reorganization or other business combination involving all or a majority of the business, assets or stock of the Company, whether effected in one transaction or a series of transactions (a "Sale Transaction"), due to the initiative of Ginsberg (whether or not during the term of this Agreement), Ginsberg shall receive a fee equal to 1% of the Aggregate Consideration above $90,000,000 upon consummation of the sale (the "Fee").

                  For purposes of this Section 4, the "initiative of Ginsberg" shall include, but not be limited to, the introduction or referral of a third party to the Company or any officer or director of the Company for any purpose, including but not limited to any such introduction or referral of a purchaser, strategic partner, financing source or otherwise, which results (whether or not through the efforts of Ginsberg) in the consummation of a Sale Transaction; provided however that if the purpose of Ginsberg's initiative is other than for the purpose of a Sale Transaction, then the Fee would only be payable if such introduction or referral resulted in a Sale Transaction that is consummated within a period of one year following such introduction or referral.

                  For purposes of this Section 4, the term Aggregate Consideration means the amount of cash and the fair market value (on the date of payment) of securities (whether debt or equity) or assets receivable by the Company, its employees or its securityholders, as the case may be. Aggregate Consideration shall also include the amount of any indebtedness of the Company assumed, continued, refinanced or otherwise paid in connection with a Sale Transaction. The fair market value of non-cash, non-publicly traded securities shall be mutually determined in good faith by the Company and Ginsberg.

         5. The Company and Ginsberg agree not to, directly or indirectly, disparage each other, nor shall Ginsberg directly or indirectly disparage the Company's products, services, directors or employees in any way to any third parties including any of the Company's customers, employees, vendors, partners or anyone who does or may in the future have any business relationship with the Company. The Parties recognize that any such disparagement of the other will cause irreparable harm and therefore agree that the disparaging party shall pay the disparaged party $100,000 in liquidated damages should he or it violate this paragraph. In addition, the disparaged party will also be entitled to recover from the disparaging party, attorney's fees and costs incurred due to any breach of this paragraph.

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         6. The Company represents, warrants, covenants and agrees as follows:

                  (a) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein and such has been duly authorized by all necessary corporation action on the part of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company, and the Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) Other than the approval of its board of directors, the Company is not required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or any of the documents contemplated hereby or the consummation or performance of any of the transactions contemplated hereby.

                  (d) Except for $175,536 of employment-related taxes due and payable by the Company, the Company has paid all taxes due and payable by the Company. The Company covenants to use its best efforts to pay such employment-related taxes in full as soon as is reasonably possible. The Company agrees to indemnify and hold Ginsberg harmless for all losses, expenses and costs (including attorneys' fees) associated with any failure by the Company to pay taxes.

                  (e) There is no pending or, to the Company's knowledge, threatened legal proceeding by or against the Company that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.

         7. Ginsberg represents and warrants the following:

                  (a) Ginsberg has all necessary legal capacity to enter into this Agreement and to perform his obligations hereunder and thereunder.

                  (b) This Agreement has been duly executed and delivered by Ginsberg, and the Agreement constitutes the legal, valid and binding obligation of Ginsberg, enforceable against Ginsberg in accordance with its terms.

                  (c) Ginsberg is not required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

                  (d) There is no pending or, to Ginsberg's knowledge, threatened legal proceeding by or against Ginsberg that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.

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         8. Ginsberg recognizes and acknowledges that the Company's trade secrets and proprietary information and processes, as they may exist from time to time, are valuable, special and unique assets of the Company's business. Ginsberg will not, during or after the term of this Agreement by the Company, in whole or in part, disclosure such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Ginsberg make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity except the Company under any circumstances during or after the term of this Agreement, provided that after the term of this Agreement, these restrictions shall not apply to such secrets, information and processes which are then in the public domain provided that Ginsberg was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent. Ginsberg agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession during the term hereof, and on termination of this Agreement, or on demand of the Company, at any time, to deliver the same to the Company.

         9. For a period of one (1) year from the date hereof, Ginsberg shall not (i) engage in an activity that is, directly or indirectly, competitive with the Company, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant, or employee of the Company or (iii) be an investor (representing more than 5% equity interest) in any entity that engages in an activity that is, directly or indirectly, competitive with the Company and derives a majority of its operating revenues from such competitive activities. The phrase "engaging in an activity that is, directly or indirectly, competitive with the Company" shall mean performing services whether as an employee, officer, consultant, director, partner, or sole proprietor for any person or entity, if such services involve the development and marketing of an internet-based and/or intranet-based system to collect, manage, and compile clinical trial and research data; provided that the parties agree that Ginsberg may provide services to any person or entity and in any capacity, so long as such services do not involve the development and marketing of an internet-based and/or intranet-based system to collect, manage, and compile clinical trial and research data.

         10. Ginsberg hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company, all of the entire right, title and interest of Ginsberg in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented and copyrightable material, made or conceived by Ginsberg, solely or jointly, or in whole or in part, during the term of this Agreement which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary, or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise wholly or partly from the efforts of Ginsberg during the term of this Agreement. Ginsberg shall communicate promptly disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements and, whether during the term of this Agreement or thereafter, Ginsberg shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of Ginsberg at the Company's expense to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon.

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         11. If there is a breach or threatened breach by Ginsberg of the provisions of Section 9, or 10 of this Agreement, the Company shall be entitled to an injunction restraining Ginsberg from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. The covenants of Sections 9 and 10 shall terminate and become of no further force in the event that the Company breaches its payment obligations set forth in Section 2 hereof.

         12. Reference is made to that certain Employment Agreement (the "Employment Agreement") dated as of September 1, 2001 between the Company and Ginsberg. The Employment Agreement is hereby terminated and shall not be of any further force or effect. The Company agrees and acknowledges that, to its knowledge, (a) Ginsberg fully satisfied his respective duties under the Employment Agreement and (b) Ginsberg was at no time in breach of any of his obligations thereunder.

         13. The Company shall indemnify, defend and hold Ginsberg harmless from any actions, causes of action, suits, claims, controversies, covenants, contracts, agreements, rights, promises, trespasses, damages, losses and expenses, judgments, sums of money, debts, dues, demands, obligations or liabilities of any nature whatsoever, at law or in equity, whether asserted or unasserted, mature or contingent, known or unknown, accrued or unaccrued pertaining to taxes owed or to be owed by the Company, including but not limited to employment-related taxes and legally-mandated withholdings.

         14. This Agreement shall be binding upon and inure the benefit of the Parties hereto and their respective successors, assigns, heir and devisees, if any.

         15. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Any action or proceeding arising out of or relating hereto shall be brought in Broward County, State of Florida.

         16. The Parties agree to cooperate in resolving any matters that may arise in connection with this Agreement. The Parties further agree to execute such additional documents and take such further actions as may be necessary to effectuate the terms of this Agreement.

         17. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by certified or registered mail, facsimile message or Federal Express or other overnight and nationally reputable delivery service to the addresses listed below. Any notices shall be deemed given upon the earlier of the date when received at, or refused when sent by registered or certified mail, the day on which it is personally delivered, the day on which it is sent by facsimile message (with confirmation receipt received by sender) or the day after the date when sent by Federal Express (or other overnight and nationally reputable delivery service) to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto given in accordance with the foregoing notice procedures:

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                        If to the Company:

                        OmniComm Systems, Inc.
                        2225 Davie Road, Suite 1108
                        Ft. Lauderdale, FL 33316
                        Attention: Cees Wit, CEO
                        Fax:  (954) 473-1256

                        If to Ginsberg:

                        Dr. David Ginsberg
                        7289 Sairmento Place
                        Delray Beach, FL 33446
                        Fax: (561) 638-4284

                        with a copy to:

                        Blank Rome Comisky & McCauley LLP
                        1200 N. Federal Highway, Suite 417
                        Boca Raton, FL  33432
                        Attention: Michael Leeds, Esquire
                        Fax:  (561) 417-8101

         18. The parties to this Agreement shall pay their own respective expenses incident to the preparation, negotiation and execution of this Agreement including, without limitation, all fees and costs and expenses of their respective accountants and legal counsel whether or not the transactions contemplated hereunder are consummated.

         19. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party to this Agreement shall have the right to assign this Agreement without the prior written consent of the other parties. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the transactions contemplated hereby.

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         20. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         21. This Agreement and the appendix contemplated hereby constitutes the entire agreement among the parties hereto and any other prior agreements between or among them are hereby terminated and shall have no other force or effect.

         22. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.







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         IN WITNESS WHEREOF, the Parties hereto, each acting under due and proper authority, have executed this Agreement as of the date written above.



                                                     OMNICOMM SYSTEMS, INC.


                                                     By:/s/Cornelis Wit
                                                       -------------------------
                                                          Cees Wit, CEO



                                                     /s/David Ginsberg
                                                     ---------------------------